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                                                                    Exhibit 10.3
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                           COMFORCE OPERATING, INC.

                                  as Issuer,

                                      and

                           WILMINGTON TRUST COMPANY,

                                  as Trustee




                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of November 29, 2000


                      12% Senior Notes Due 2007, Series A

                      12% Senior Notes Due 2007, Series B



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     FIRST SUPPLEMENTAL INDENTURE, dated as of November 29, 2000 (the
"Supplemental Indenture"), between COMFORCE Operating, Inc., a Delaware corporation (together with its successors as provided for in the Indenture referred to below, the "Company"), and Wilmington Trust Company, as Trustee (the "Trustee"), under an Indenture dated as of November 26, 1997 (the "Indenture") with respect to the 12% Senior Notes due 2007 of the Company (the "Notes").

     Section 9.2(a) of the Indenture provides that, with the consent of the Holders of at least a majority in outstanding principal amount of the Securities, voting as a single class, the Company and the Trustee may amend the Indenture or the Securities, unless such amendment accomplishes any of the actions enumerated in subsections 1 through 11 of Section 9.2(a). The Company and the Trustee are executing this Supplemental Indenture to amend Sections 1.1. and 4.3(b)(i) of the Indenture for the following reasons, none of which affects any of the actions specified under subsections 1 through 11 of Section 9.2(a):

     (1) to allow the Company the flexibility to use securitization financing techniques that may be more cost effective and flexible than current financing arrangements (i) by amending the definition of "Asset Disposition" in Section 1.1 to exclude permitted Securitizations therefrom (see new clause (iii) in the definition), (ii) by adding a definition of "Securitization" in Section 1.1 and (iii) by amending Section 4.3(b)(i) to include Securitizations within the indebtedness limits;

     (2) through the amendment of the definition of "Consolidated Net Income" (see the proviso added to clause (iv)) to make clear that any gain or loss realized by the Company upon the repurchase of Notes will be treated as an extraordinary gain or loss, and the costs incurred by the Company in soliciting consents to amend the Indenture will not be treated as an extraordinary loss;

     (3) to limit the aggregate amount of Notes outstanding under the Indenture at any time to $110 million rather than the $200 million currently permitted by amending Section 2.2(d);

     (4) to permit the Company to increase its borrowing (and securitization of assets) (i) by amending Section 4.3(b)(i) to allow credit facility debt up to the greater of (x) $75 million at any time outstanding, less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions and (y) 90% of Eligible Accounts Receivable outstanding at any time, and (ii) by adding a definition of "Eligible Accounts Receivable" in
     Section 1.1; and

     (5) through the amendment of Section 4.4(a)(i), (i) increasing the permitted amount of "public company" expenses payable to the Company's parent, COMFORCE Corporation, from $1.25 million to $2.0 million annually, and (ii) permitting the Company to pay income tax on forgiveness of indebtedness of COMFORCE Corporation in an amount not to exceed $10 million cumulatively so as to facilitate the exchange or purchase by COMFORCE Corporation of outstanding indebtedness at less than par.



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                                   ARTICLE I

                                  AMENDMENTS

Section 1.01.  Amendment of Section 1.1 of the Indenture.

     A. The existing definitions of "Asset Disposition" and "Consolidated Net Income" are hereby amended and restated as follows:

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary,
     (ii) a disposition of inventory in the ordinary course of business, (iii) a Securitization, to the extent permitted in Section 4.3 (b) (i) herein, (iv) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (v) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (v) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1.0 million, and (vi) transactions permitted pursuant to
     Section 5.1 of this Indenture. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.4 of this Indenture shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with Section 4.10 of this Indenture), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, provided that for purposes of this clause (iv), any gain or loss realized by the Company upon the repurchase of Notes shall be treated as an extraordinary gain


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     or loss, and the costs incurred by the Company in soliciting consents to amend this Indenture from time to time (including, without limitation, the making of consent solicitation payments) shall not be treated as an extraordinary loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (viii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of Section 4.4 of this Indenture only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to clause (a)(3)(D) thereof.

     B. New definitions of "Eligible Account Receivable" and "Securitization" are hereby added as follows:

     "Eligible Account Receivable" means any account receivable, net of any prepayments, progress payments, deposits and retentions, owing to the Company or to a special purpose entity upon assignment thereto by the Company in connection with a Securitization, provided that the account meets the following specifications:

          (a) The account is not more than one hundred and twenty (120) days from the date of the invoice therefor;

          (b) The account is not subject to any prior assignment, claim, lien, or security interest other than in connection with a Securitzation, and the Company will not make any further assignment of the account or create any further security interest in the account, nor permit its rights in the account to be reached by attachment, levy, garnishment or other judicial process;

          (c) The account arose in the ordinary course of the Company's business or was acquired by the Company;

          (d) The account does not arise with respect to an account debtor from whom fifty percent (50%) or more of the accounts are more than one hundred and twenty days (120) from the date of the invoice therefore; and

          (e) No notice of bankruptcy, insolvency or material adverse change of the account debtor has been received by or is known to the Company.

     "Securitization" means the sale of accounts receivable for cash to a special purpose entity without recourse to the seller of such accounts receivable.

Section 1.02.  Amendment of Section 2.29(d) of the Indenture.  Section 2.2(d) of
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the Indenture is hereby amended and restated as follows:



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          (d)  Subject to the provisions of this Indenture, including, but not limited to the provisions of Section 4.3(a) hereof, the Company may cause the Trustee to authenticate (i) additional Securities (Additional Securities) for original issue in the aggregate principal amount not to exceed $90,000,000, (ii) Additional Private Exchange Notes from time to time in exchange for a like principal amount of Additional Securities and (iii) Additional Exchange Securities from time to time for issue only in exchange for a like principal amount of Additional Securities in each case upon receipt of a written order of the Company. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Additional Securities, Additional Private Exchange Notes or Additional Exchange Securities and whether the Securities are to be issued as Physical Securities or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time under this Indenture may not exceed $110,000,000.

Section 1.03.  Amendment of Section 4.3(b)(i) of the Indenture.  Section
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4.3(b)(i) of the Indenture is hereby amended and restated as follows:

          (i) Indebtedness Incurred pursuant to the New Credit Facility (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in the definition thereof) or any Securitization, provided, however, that the aggregate principal amount of all Indebtedness Incurred and Securitization proceeds outstanding pursuant to this clause (i) does not exceed the greater of (x) $75 million at any time outstanding, less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions and (y) 90% of Eligible Accounts Receivable outstanding at any time;

Section 1.04.  Amendment of Section 4.4(a)(i) of the Indenture.  Section
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4.4(a)(i) of the Indenture is hereby amended and restated as follows:

     (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and dividends payable in additional shares of Preferred Stock of the Company outstanding on the Issue Date, (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company which holds any equity interest in the paying Restricted Subsidiary (and if the Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (C) dividends, or other distributions in an amount equal to the "public company" expenses of COMFORCE Corporation, including, but not limited to, legal, regulatory compliance and accounting expenses, in any event not to exceed $2.0 million in any fiscal year and cash income taxes related to the deemed forgiveness of the 15% Senior Secured PIK Debentures due 2009 of COMFORCE Corporation not to exceed $10.0 million cumulatively and (D) dividends payable out of Net Available Cash resulting from an Asset Disposition to the extent, and only to the extent, that (x) such amount will be used to comply with
     Section 4.8 of the indenture under which the 15% Senior Secured PIK Debentures due 2009 of COMFORCE Corporation are issued (the "Senior Indenture") and (y) the Company has previously complied with clauses (A),
     (B) and (C) of clause (a)(i) of Section 4.8 of this Indenture,



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                                  ARTICLE II

                                 MISCELLANEOUS

     Section 2.01.  Definitions.  All terms used in this Supplemental Indenture
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have the meanings specified in the Indenture unless otherwise defined herein or unless the context otherwise specifies or requires.

     Section 2.02.  Successors and Assigns.  All the covenants and agreements by
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the Company contained in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee contained in this Supplemental Indenture binds its successors.

     Section 2.03.  Execution in Counterparts.  This Supplemental Indenture may
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be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

     Section 2.04   Governing Law.  This Supplemental Indenture shall be
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governed by, and construed in accordance with, the laws of the State of New
York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.



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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                   COMFORCE OPERATING, INC.


                                   By:_____________________

                                   Name:

                                   Title:



                                   WILMINGTON TRUST COMPANY,
                                   as Trustee

                                   By:______________________

                                   Name:

                                   Title:



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